Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-3

Registration Statement Under the Securities Act of 1933

(Form Type)

Addus HomeCare Corporation

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share(1)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Stock, $0.001 par value per share(1)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants(1)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Units (1)	Rule 456(b) and 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid		N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities		N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together as units with other securities registered hereunder.

(2)

In accordance with Rule 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.